Exhibit 99.2

INSTRUMENT OF TRANSFER

NAME OF COMPANY :	VL Prime Capital Limited
(the “Company”)
(Company Incorporated in the British Virgin Islands)

I/We, the Transferor	:	Spring Cow Capital Limited
Occupation	:	Corporation
Address	:	Sea Meadow House, P.O. Box 116, Road Town, Tortola, British
Virgin Islands

in consideration of the sum of dollars	:	USD500.00

paid to us/me by the Transferee		Hong Kong Maysunshine Investment Management Co., Limited 香港 五月陽光投資管理有限公司

Occupation	:	Corporation

Address	:	UNIT 221, 2/F MIRROR TOWER 61 MODY RD TST EAST KL, (hereinafter called “the Transferee”) Hong Kong do hereby transfer to the Transferee the 500 Ordinary Shares, standing in our/my name in the Register of the Company to hold unto the Transferee, their executors, administrators or assigns, subject to the several conditions upon which I/we hold the same at the time of execution hereof.

I/We, the Transferee, do hereby agree to take the said share subject to the same conditions.

Dated: December 11, 2025

Witness

Name	:	Jocyn

Address	:	1203C, 12F, Admiralty Centre, Tower 1, 18 Harcourt Road, Admiralty	For and on behalf of Spring Cow Capital Limited

/s/ Wai Lau
Authorised Signature(s)

/s/ Jocyn
Signature of Witness			Spring Cow Capital Limited Transferor

Witness

Name	:	Xinyi Wei

Address	:	1203C, 12F, Admiralty Centre, Tower 1, 18 Harcourt Road, Admiralty	For and on behalf of Hong Kong Maysunshine Investment Management Co., Limited 香港五月陽光投資管理有限公司

/s/ Huiwu Wang
Authorised Signature(s)

/s/ Xinyi Wei
Signature of Witness			Hong Kong Maysunshine Investment Management Co., Limited香港五月陽光投資管理有限公司 Transferee